CONSENT

     I, Thomas Monahan, hereby consent to the use of my report dated February 22, 2001, relating to the audited financial statements for period from inception (February 2, 2000) to December 31, 2000 in the fifth amendment to the registration statement on SB-2 of Blue Thunder Corp. to be filed with the Securities and Exchange Commission.

February 28, 2000



                                     /s/Thomas Monahan
                                     ------------------
                                     Thomas Monahan CPA